                                 AMENDMENT NO. 1
                         TO AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment No. 1"), dated as of June 12, 2001, is made by and among Plum Creek Timber Company, Inc., a Delaware corporation ("Plum Creek"), Georgia-Pacific Corporation, a Georgia corporation ("G-P"), and North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., GPW Timber, Inc., LRFP Timber, Inc., and NPC Timber, Inc., each a Delaware corporation and wholly-owned subsidiary of G-P (each a "Spinco" and, collectively, the "Spincos"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         WHEREAS, Plum Creek, G-P and each of the Spincos are parties to the Agreement and Plan of Merger, dated as of July 18, 2000 (the "Merger Agreement").

         WHEREAS, Plum Creek, G-P and each of the Spincos desire to amend the Merger Agreement on the terms provided herein.

         WHEREAS, each of the Board of Directors of Plum Creek, G-P and each of the Spincos has approved and declared advisable this Amendment No. 1 and the transactions contemplated hereby.

         WHEREAS, in connection with the execution of this Amendment No. 1, SPO and certain individuals have entered into Amendment No. 1 to Voting Agreement and Consent with Plum Creek and G-P, dated as of the date hereof.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. AMENDMENT TO THE SEVENTH RECITAL OF THE MERGER AGREEMENT. The seventh recital of the Merger Agreement is hereby amended to insert the words ", as amended by Amendment No. 1 to Voting Agreement and Consent, dated as of June 12, 2001" after the word "hereof" in the third line thereto.

         2. AMENDMENT TO SECTION 1.01 OF THE MERGER AGREEMENT. Section 1.01 of the Merger Agreement is hereby amended to:

                  (a) insert the following defined terms to read as follows in their entirety:

         "G-P Tax Matters Officers' Certificate" shall mean the G-P Tax Matters Officers' Certificate substantially in the form attached hereto as Exhibit I.

         "Insurance Binder" shall mean one or more binders of insurance, issued by one or more insurance carriers reasonably acceptable to G-P and Plum Creek, binding such insurance carriers unconditionally, except as respects non-payment of premium, to issue one or more insurance policies (i) providing a minimum of $500 million of tax opinion

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guarantee insurance coverage reasonably acceptable to G-P and Plum Creek and
(ii) containing terms and conditions customary to such insurance.

         "Plum Creek Tax Matters Officers' Certificate" shall mean the Plum Creek Tax Matters Officers' Certificate substantially in the form attached hereto as Exhibit J.

                  (b) delete the defined term "Fort Bragg Note" in its entirety;

                  (c) delete the defined term "Private Letter Ruling" in its entirety;

                  (d) amend and restate the defined term "Tax Matters Agreement" to read as follows in its entirety:

                  "Tax Matters Agreement" shall mean the agreement substantially in the form attached to this Agreement as Exhibit C; and

                  (e) amend the defined term "Timber Group Timber Agreements" to insert the words "to enable Plum Creek to continue to qualify as a Real Estate Investment Trust under the Code and" after the word "necessary" in the second line thereto.

         3. AMENDMENT TO SECTION 2.01(a) OF THE MERGER AGREEMENT. Section 2.01(a) of the Merger Agreement is hereby amended to insert the words ", as amended and restated on June 12, 2001" after the word "hereof" in the fourth line thereto.

         4. AMENDMENT TO SECTION 4.24 OF THE MERGER AGREEMENT. Section 4.24 of the Merger Agreement is hereby amended and restated to read as follows in its entirety:

                  Section 4.24 REDEMPTION. Upon completion of the Redemption, the Spincos collectively will hold all of the assets and have assumed all of the liabilities (whether accrued, absolute, contingent or otherwise) attributed to the Timber Group. As of June 2, 2001, the aggregate outstanding indebtedness attributed to the Timber Group was $635.4 million. Between June 2, 2001 and the date of Amendment No. 1, G-P and its Subsidiaries have incurred no indebtedness for borrowed money attributable to the Timber Group other than borrowings in the ordinary course of business.

         5. AMENDMENT TO SECTION 4.29 OF THE MERGER AGREEMENT. Section 4.29 of the Merger Agreement is hereby deleted in its entirety.

         6. AMENDMENT TO ARTICLE VI OF THE MERGER AGREEMENT. Article VI of the Merger Agreement is hereby amended to insert Section 6.21 to read as follows in its entirety:

                  Section 6.21 INSURANCE BINDER. G-P agrees to use commercially reasonable efforts to obtain prior to the Closing Date the Insurance Binder. One or more Spincos shall be responsible for all obligations relating to any premiums or other costs and expenses incurred in obtaining such Insurance Binder or the insurance policy issued pursuant to such binder; provided, however, that the Spincos shall not be required to pay more than $24.25 million for such obligations.

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         7. AMENDMENT TO SECTION 6.01 OF THE MERGER AGREEMENT. Section 6.01 of
the Merger Agreement is hereby amended to insert subsection (e) to read as follows in its entirety:

                  (e) Each of G-P and Plum Creek agrees to provide the G-P Tax Matters Officers' Certificate and the Plum Creek Tax Matters Officers' Certificate, respectively, on or prior to each of the (i) date that the SEC declares the Merger Registration Statement effective, (ii) Notice of Redemption Date and (iii) Closing Date, in each case as requested by special counsel to G-P and Plum Creek.

         8. AMENDMENT TO SECTION 6.03(d)(x) OF THE MERGER AGREEMENT. Section 6.03(d)(x) of the Merger Agreement is hereby amended and restated to read as follows in its entirety:

                  (x) take any action that is intended or may reasonably be expected to result in G-P not being able to make any of the representations and warranties set forth in the G-P Tax Matters Officers' Certificate or to cause any of such representations and warranties to become untrue in any material respect.

         9. AMENDMENT TO SECTION 6.04(d) OF THE MERGER AGREEMENT. Section 6.04(d) of the Merger Agreement is hereby amended to (a) delete the word "or" in the fifth line of Section 6.04(d)(ix) and (b) delete subsection (x) in its entirety and insert in its stead the following subsections (x) and (xi) to read as follows in their entirety:

                  (x) take any action that is intended or may reasonably be expected to result in Plum Creek not being able to make any of the representations and warranties set forth in the Plum Creek Tax Matters Officers' Certificate or to cause any of such representations and warranties to become untrue in any material respect; or

                  (xi) agree, in writing or otherwise, to take any of the foregoing action.

         10. AMENDMENT TO SECTION 6.06(b) OF THE MERGER AGREEMENT. Section 6.06(b) of the Merger Agreement is hereby amended to insert "or 2001" after "2000" in the second line thereto.

         11. AMENDMENT TO SECTION 6.07(a) OF THE MERGER AGREEMENT. Section 6.07(a) of the Merger Agreement is hereby amended to delete the words "promptly following the receipt of the Private Letter Ruling" and inserting in their stead the words "as promptly as practicable after the Merger Registration Statement shall have become effective" in the second line thereto.

         12. AMENDMENT TO SECTION 6.07(b) OF THE MERGER AGREEMENT. Section 6.07(b) of the Merger Agreement is hereby amended to delete the words "promptly following the receipt of the Private Letter Ruling" and inserting in their stead the words "as promptly as practicable after the Merger Registration Statement shall have become effective" in the second line thereto.

         13. AMENDMENT TO SECTION 6.08(a) OF THE MERGER AGREEMENT. Section 6.08(a) of the Merger Agreement is hereby amended to delete the words "but in no event prior to the receipt of the Private Letter Ruling," in the seventeenth line thereto.

         14. AMENDMENT TO SECTION 6.20 OF THE MERGER AGREEMENT. Section 6.20 of the Merger Agreement is hereby amended to insert the words "or that would not allow Plum Creek to continue to qualify as a Real Estate Investment Trust under the Code" after the word "Code" in the fourth line thereto.

         15. AMENDMENT TO SECTION 7.01 OF THE MERGER AGREEMENT. Section 7.01 of the Merger Agreement is hereby amended to (a) delete the word "and" in the second line of Section 7.01(g); (b) delete the period at the end of Section 7.04(h) and insert in its stead "; and"; and (c) insert subsection (i) to read as follows in its entirety:

                  (i) the Insurance Binder shall have been issued and be in full force and effect.

         16. AMENDMENT TO SECTION 7.01(e) OF THE MERGER AGREEMENT. Section 7.01(e) of the Merger Agreement is hereby amended and restated to read as follows in its entirety:

                  (e) Plum Creek shall have received the opinion of Skadden, Arps, Slate Meagher & Flom LLP, special counsel to Plum Creek, and G-P shall have received the opinion of McDermott Will & Emery, special counsel to G-P, each dated as of the Notice of Redemption Date, in form and substance reasonably satisfactory to each of Plum Creek and G-P, respectively, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Notice of Redemption Date, to the effect that the Redemption will qualify as a distribution described in sections 355(a) and (c) and, if applicable, section 361(c) of the Code and that the consummation of the Mergers will not alter such conclusion;

         17. AMENDMENT TO SECTION 7.01(h) OF THE MERGER AGREEMENT. Section 7.01(h) of the Merger Agreement is hereby amended by inserting the words "and with respect to shares of Plum Creek Common Stock received in the Mergers" after the word "Redemption" in the third line thereto.

         18. AMENDMENT TO SECTION 7.02(a) OF THE MERGER AGREEMENT. Section 7.02(a) of the Merger Agreement is hereby amended by inserting the words "and the G-P Tax Matters Officers' Certificate" after the word "Agreement" in the second line thereto.

         19. AMENDMENT TO SECTION 7.03(a) OF THE MERGER AGREEMENT. Section 7.03(a) of the Merger Agreement is hereby amended by inserting the words "and the Plum Creek Tax Matters Officers' Certificate" after the word "Agreement" in the second line thereto.

         20. AMENDMENT TO SECTION 7.04 OF THE MERGER AGREEMENT. Section 7.04 of the Merger Agreement is hereby amended to (a) delete the word "and" in the second line of Section 7.04(f); (b) delete the period at the end of Section 7.04(g) and insert in its stead "; and"; and (c) insert subsections (h) and (i) to read as follows in their entirety:

         (h) the Insurance Binder shall have been issued and be in full force and effect; and

         (i) Plum Creek shall have received the opinion of Skadden, Arps, Slate Meagher & Flom LLP, special counsel to Plum Creek, and G-P shall have received the opinion of McDermott Will & Emery, special counsel to G-P, each dated as of the Closing Date, in form and substance reasonably satisfactory to each of Plum Creek and G-P, respectively, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Closing Date, to the effect that the Redemption will qualify as a distribution described in sections 355(a) and (c) and, if applicable, section 361(c) of the Code and that the consummation of the Mergers will not alter such conclusion.

         21. AMENDMENT TO SECTION 7.05 OF THE MERGER AGREEMENT. Section 7.05 of the Merger Agreement is hereby amended to (a) delete the word "and" in the seventh line of Section 7.05(c); (b) delete the period at the end of Section 7.05(d) and insert in its stead "; and"; and (c) insert subsections (e) and (f) to read as follows in their entirety:

         (e) the Insurance Binder shall have been issued and be in full force and effect; and

         (f) Plum Creek shall have received the opinion of Skadden, Arps, Slate Meagher & Flom LLP, special counsel to Plum Creek, and G-P shall have received the opinion of McDermott Will & Emery, special counsel to G-P, each dated as of the Closing Date, in form and substance reasonably satisfactory to each of Plum Creek and G-P, respectively, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Closing Date, to the effect that the Redemption will qualify as a distribution described in sections 355(a) and (c) and, if applicable, section 361(c) of the Code and that the consummation of the Mergers will not alter such conclusion.

         22. AMENDMENT TO SECTION 8.01(e) OF THE MERGER AGREEMENT. Section 8.01(e) of the Merger Agreement is hereby amended to (a) delete the words "the twelve month anniversary of the execution of this Agreement" and insert in their stead "April 8, 2002" in the second line thereto and (b) delete the words "that if Section 7.01(e) has not been satisfied, this Agreement may be extended not more than three months by Plum Creek or G-P by written notice to the other party; and provided further, however," in the fifth line thereto.

         23.  AUTHORIZATION, EXECUTION AND DELIVERY; NO CONFLICTS.

                  (a) This Amendment No. 1 has been duly authorized, executed and delivered by each party hereto and constitutes a valid and binding agreement of each such party, enforceable against such party in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (b) The execution and delivery of this Amendment No. 1 and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any provisions of the constituent documents of each party hereto; (ii) violate or conflict with any Laws or Orders of any Governmental Authority applicable to any party hereto or by which any of such parties' properties or assets may be bound; (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority; or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of any of Plum Creek, the Timber Group, the Spincos or any of their Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contracts to which Plum Creek or its Subsidiaries or, in each case on behalf of the Timber Group, G-P, the Spincos or any of their Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, excluding from the foregoing clauses (ii), (iii) and (iv) conflicts, violations, breaches, defaults, rights or payment and reimbursement, terminations, modifications, accelerations and creations and impositions of Liens which would not reasonably be expected to, individually or in the aggregate, have a Plum Creek Material Adverse Effect or a Timber Group Material Adverse Effect, as the case may be.

         24. NO OTHER CONSENTS OR AMENDMENTS. Except as expressly amended hereby, the provisions of the Merger Agreement are and shall remain in full force and effect.

         25. APPLICABLE LAW. This Amendment No. 1 and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

         26. COUNTERPARTS. This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, Plum Creek, G-P and each of the Spincos has caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, all as of the date first above written.



                                  PLUM CREEK TIMBER COMPANY, INC.





                                  By: /s/ Rick R. Holley
                                     ----------------------------------
                                     Name:  Rick R. Holley
                                     Title: President and Chief
                                            Executive Officer




                                  GEORGIA-PACIFIC CORPORATION





                                  By: /s/ A.D. Correll
                                     ----------------------------------
                                     Name:  A.D. Correll
                                     Title: Chairman, Chief Executive
                                            Officer and President





                                  NORTH AMERICAN TIMBER CORP.





                                  By: /s/ A.D. Correll
                                     ----------------------------------
                                     Name:  A.D. Correll
                                     Title: Chief Executive Officer




                                  NPI TIMBER, INC.





                                  By: /s/ A.D. Correll
                                     ----------------------------------
                                     Name:  A.D. Correll
                                     Title: Chief Executive Officer

                                  GNN TIMBER, INC.





                                  By: /s/ A.D. Correll
                                     ----------------------------------
                                     Name:  A.D. Correll
                                     Title: Chief Executive Officer




                                  GPW TIMBER, INC.





                                  By: /s/ A.D. Correll
                                     ----------------------------------
                                     Name:  A.D. Correll
                                     Title: Chief Executive Officer




                                  LRFP TIMBER, INC.





                                  By: /s/ A.D. Correll
                                     ----------------------------------
                                     Name:  A.D. Correll
                                     Title: Chief Executive Officer




                                  NPC TIMBER, INC.





                                  By: /s/ A.D. Correll
                                     ----------------------------------
                                     Name:  A.D. Correll
                                     Title: Chief Executive Officer


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